                      RIDER TO PLEDGE AND
               IRREVOCABLE PROXY SECURITY AGREEMENT
                   (INCLUDING CONTROL STOCK)
                       Dated May 30, 1996
                            between
                      MARINE MIDLAND BANK
                              and
                      EPISODE USA, INC.,
                Debtor and Debtor-in-Possession

     The terms of this Rider to Pledge and Irrevocable Proxy Security Agreement (Including Control Stock) dated May 30, 1996 between Marine Midland Bank and Episode USA, Inc. (debtor and debtor-in-possession) are an integral part of such agreement.

     A. So long as this Security Agreement is in effect, Pledgor will (1) immediately deliver, or cause to be immediately delivered, to the Secured Party at the address set forth above for the Secured Party (attention: Mr. William W. Smith, Jr.) or at such other address or to the attention of such other person as the Secured Party may specify in writing, any Collateral it may receive and/or be issued including, without limitation, any Additional Shares (as defined in the Purchase Agreement); and
(2) execute all such blank stock powers, endorsements and similar documents or instruments as the Secured Party may request regarding such Collateral.

     B. In the event that the Pledgor is required to surrender Shares (as defined in the Purchase Agreement) pursuant to Section
2.3.4 of the Purchase Agreement, the Secured Party will make the certificate evidencing the Shares available to Mothers Work, Inc. ("Mothers") for the exclusive purpose of the exchange contemplated by Section 2.3.4 of the Purchase Agreement upon the following conditions:

          (1) the Pledgor delivers to the address, and to the attention of the person, specified in paragraph "A" above, a request in writing for the temporary release of such certificate at least five business (5) days prior to the requested release of such certificate, which written request shall include evidence of and supporting documentation for the Inventory Adjustment Amount (as defined in the Purchase Agreement);

          (2) the Pledgor and/or Mothers shall execute all such receipts, releases or similar documents regarding the Shares as the Secured Party may reasonably request;

          (3) the new share certificate evidencing the reduced number of Shares registered in Pledgor's name (the "New

     Certificate") (which the Pledger and Mothers represent and warrant to the Secured Party constitute Collateral) shall be delivered by Mothers directly to the Secured Party at the address, and to the attention of the person, specified in paragraph "A" above within five (5) days of the original certificate's release; and

          (4) no Event of Default has occurred (as defined in the Loan Agreement).

     C. During any period of time that the Secured Party has released any Collateral pursuant to paragraph "B" above or otherwise, each of the Pledgor and Mothers:

          (1) acknowledge that the Security Interest in all Collateral will continue to exist and remain in the Secured Party, subject to a reduction of Shares pursuant to an exchange under Section 2.3.4 of the Purchase Agreement; and

          (2) will hold any Collateral in trust for Secured Party and subject to its order only for the purpose of (a) performing the Share certificate exchange contemplated in
     Section 2.3.4 of the Purchase Agreement, or (b) such other purpose as the Secured Party may authorize in writing.

     D. Delivery by the Secured Party, subject to and in accordance with the terms hereof, of the certificate representing the Shares shall fulfill the obligations of the Pledgor pursuant to Section 2.3.4 of the Purchase Agreement regarding such surrender, and Pledgor hereby irrevocably consents to such delivery.

     E. The occurrence of any event described in paragraphs
9(a)(i) and (vii) of this Security Agreement with respect to Mothers shall constitute an event of default hereunder.


SECURED PARTY                     PLEDGOR AND BORROWER

MARINE MIDLAND BANK               EPISODE USA, INC. (debtor and
                                  debtor-in-possession)

By  /s/ John Northington          By      /s/ Lita B. Chow
  -----------------------           ----------------------------
  Name:  John Northington            Name:  Lita B. Chow
  Title: V.P.                        Title: President


PARAGRAPHS B-E, INCLUSIVE,

CONSENTED AND AGREED TO BY
MOTHERS WORK, INC.:

MOTHERS WORK, INC.

By  /s/ Rebecca Matthias
  -----------------------
  Name:  Rebecca Matthias
  Title: President

STATE OF NEW YORK   )
                    )  SS.:
COUNTY OF NEW YORK  )

  On this 30th day of May, 1996, before me personally came Lita Chow, to me known, who, being by me duly sworn, did depose and say that she resides at 220 East 57th Street, New York, New York, that she is the President of Episode USA, Inc., the corporation described in and which executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.

                                   /s/ BARBARA SHEALY
                                  ---------------------
                                     Notary Public

                                     BARBARA SHEALY
                              Notary Public, State of New York
                                     No. 01SH4998206
                              Qualified in Westchester County
                              Commission Expires June 22, 1996

STATE OF NEW YORK   )
                    )  SS.:
COUNTY OF NEW YORK  )

  On this 30th day of May, 1996, before me personally came Rebecca Matthias, to me known, who, being by me duly sworn, did depose and say that she has an office at 456 No. 5th St., Philadelphia, Penn. 19123, that she is President of Mothers Work, Inc., the corporation described in and which executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.

                                   /s/ BARBARA SHEALY
                                  ---------------------
                                     Notary Public

                                     BARBARA SHEALY
                              Notary Public, State of New York
                                     No. 01SH4998206
                              Qualified in Westchester County
                              Commission Expires June 22, 1996

STATE OF NEW YORK   )
                    )  SS.:
COUNTY OF NEW YORK  )

  On this 30th day of May, 1996, before me personally came John P. Northington, to me known, who, being by me duly sworn, did depose and say that he has an office at 140 Broadway, 20th Floor, New York, New York, that he is a Vice President of Marine Midland Bank, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                   /s/ STACY E. O'BRIEN
                                  ---------------------
                                      Notary Public

                                     STACY E. O'BRIEN
                              NOTARY PUBLIC, State of New York
                                     No. 31-4944765
                                Qualified in New York County
                                Commission Expires 11-28-96